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                                                                    EXHIBIT 10.8

                         MOSS ADAMS, LLP PROMISSORY NOTE



                                                               December 1 , 2000


$53,250.00


         FOR VALUE RECEIVED, ATLAS MINING COMPANY (herein called "Maker") hereby promises to pay to the order of MOSS ADAMS, LLP (herein called "Holders") the principal sum of Fifty three Thousand Two Hundred Fifty Dollars & No/100 ($53,250.00), plus interest from October 1, 2000, at the rate of 9.0% per annum, on the unpaid principal until fully paid. Said principal and accrued interest shall be paid by the maker at 601 W. Riverside, Suite 1800, Spokane, Washington 99201-0663, or at such other location as may be designated by the holder, as follows: the principal and accrued interest shall be payable in equal monthly installments of One Thousand Dollars & No/100 ($1,000.00), including interest, which installments shall commence on December 18, 2000 and continue thereafter on or before the same date of each succeeding calendar month until August 16, 2001 when the principal and interest balances are due and payable in their entirety. This note may be prepaid in part or in full with accrued interest without penalty at any time. From each monthly installment, there shall first be deducted accrued interest and remainder shall be applied to principal.

         If any installment, whether principal or interest, is not paid as provided above, or an event of default as defined in Agreement shall have occurred, then the entire balance of principal and accrued interest shall become immediately due and payable at the option of the holder hereof, and, thereafter, bear interest at the maximum rate allowed by law.

         Each and every party to this note binds himself, jointly, and severally hereon, as principal and not as surety, and all parties hereto, including endorsers, sureties, and guarantors, hereby severally waive presentment, demand, protest, notice of nonpayment hereof, any prior party, or any defense other than actual payment in full hereof, and promise to pay, upon the defaults, all costs of collection and reasonable attorneys' fees incurred or paid by the Holder in protecting or enforcing its rights under this note. At the holder's option, the venue of any suit upon this note may be laid in Spokane County, State of Washington.



MAKER:  ATLAS MINING COMPANY

BY:   /S/ WM. T. JACOBSON
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Title:      PRESIDENT
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